Exhibit 21.1
SUBSIDIARIES OF AMERICAN WATER WORKS COMPANY, INC.
as of February 24, 2021

Entity Name	Form of Entity	Jurisdiction of Organization
American Industrial Water LLC	Limited Liability Company	Ohio
American Lake Water Company	Corporation	Illinois
American Water – Acciona Agua LLC	Limited Liability Company	Delaware
American Water (USA), LLC	Limited Liability Company	Delaware
American Water Canada Corp.	Corporation	Ontario
American Water Capital Corp.	Corporation	Delaware
American Water Carbon Services Corp.	Corporation	Ontario
American Water Enterprises Holding, LLC	Limited Liability Company	Delaware
American Water Enterprises, LLC	Limited Liability Company	Delaware
American Water Defense Services, LLC	Limited Liability Company	Delaware
American Water Federal Services, LLC	Limited Liability Company	Delaware
American Water Military Services, LLC	Limited Liability Company	Delaware
American Water Operations and Maintenance, LLC	Limited Liability Company	Texas
American Water Resources Holdings, LLC	Limited Liability Company	Delaware
American Water Resources of Florida, LLC	Limited Liability Company	Delaware
American Water Resources of Texas, LLC	Limited Liability Company	Delaware
American Water Resources, LLC	Limited Liability Company	Virginia
American Water Services CDM, Inc.	Corporation	Washington
American Water Services, LLC	Limited Liability Company	Delaware
American Water Works Service Company, Inc.	Corporation	Delaware
AW Insurance LLC	Series Limited Liability Company	Delaware
AWIP Holdings LLC	Limited Liability Company	Delaware
AW Technologies, LLC	Limited Liability Company	Delaware
Braemar Acres Limited	Corporation	Ontario
Bluefield Valley Water Works Company	Corporation	Virginia
California-American Water Company	Corporation	California
Edison Water Company	Corporation	New Jersey
EMC American Water Canada Inc.	Corporation	Canada
Environmental Disposal Corporation	Corporation	New Jersey
Environmental Management, LLC	Limited Liability Company	Missouri
E’town Properties, Inc.	Corporation	Delaware
E’town Services L.L.C.	Limited Liability Company	New Jersey
Georgia-American Water Company LLC	Limited Liability Company	Delaware
Hawaii-American Water Company	Corporation	Nevada
Illinois-American Water Company	Corporation	Illinois
Indiana-American Water Company, Inc.	Corporation	Indiana
Iowa-American Water Company	Corporation	Delaware
Kentucky-American Water Company	Corporation	Kentucky
Laurel Oak Properties Corporation	Corporation	Delaware
Liberty Water Company	Corporation	New Jersey
Maryland-American Water Company	Corporation	Maryland
Michigan-American Water Company	Corporation	Michigan
Missouri-American Water Company	Corporation	Missouri
Mt. Ebo Sewage Works, Inc.	Corporation	New York
New Jersey-American Water Company, Inc.	Corporation	New Jersey

Entity Name	Form of Entity	Jurisdiction of Organization
New York American Water Company, Inc.	Corporation	New York
One Water Street LLC	Limited Liability Company	New Jersey
Pennsylvania-American Water Company	Corporation	Pennsylvania
Pivotal Home Solutions, LLC	Limited Liability Company	Delaware
Prism-Berlie (Windsor) Limited	Corporation	Ontario
Tennessee-American Water Company	Corporation	Tennessee
TWH LLC	Limited Liability Company	Delaware
TWNA, Inc.	Corporation	Delaware
Virginia-American Water Company	Corporation	Virginia
West Virginia-American Water Company	Corporation	West Virginia